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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-87882, 33-87776, 33-89382, 333-02340, 333-06303, 333-16963,
333-20853, 333-52603, 333-80861, 333-39462, 333-57670, 333-63550 and 333-97101,
and Form S-3 No. 333-63564) of Applix, Inc. of our report dated January 25, 2002, except for Note 17, as to which the date is February 8, 2002, and Note 2, as to which the date is March 7, 2003, with respect to the consolidated financial statements, as restated, and schedule of Applix, Inc. included in this Annual Report (Form 10-K/A) for the year ended December 31, 2001.



                                             /s/ Ernst & Young LLP



Boston, Massachusetts
March 27, 2003